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                                                                      Exhibit 23





                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3, and Forms S-8 (relating to the 1992 Stock Option Plan and to the Individual Account Retirement Plan) of Park-Ohio Industries, Inc. for the registration of 363,094 shares, 350,000 shares and 1,500,000 shares, respectively, of its common stock of our report dated February 22, 1996 with respect to the consolidated financial statements of Park-Ohio Industries, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1995.



                                       /s/ Ernst & Young LLP
                                       ----------------------------
                                       Ernst & Young LLP



Cleveland, Ohio

March 29, 1996

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